As filed with the Securities and Exchange Commission on October 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-0430762
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1200 17th Street, Suite 2600

Denver, Colorado 80202

(303) 260-7125

(Address, including zip code, and telephone numbers, including area code, of registrant’s principal executive offices)

Jonathan Samuels

President and Chief Executive Officer

Triangle Petroleum Corporation

1200 17th Street, Suite 2600

Denver, Colorado 80202

(303) 260-7125

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

P. Michelle Gasaway

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Telephone: (213) 687-5000

Facsimile: (213) 687-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ◻

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ◻

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	◻	Accelerated filer	☒
Non-accelerated filer	◻ (Do not check if a smaller reporting company)	Smaller reporting company	◻

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Debt Securities...........................................................................................................................................
Common Stock, par value $0.00001 per share.........................................................................................
Preferred Stock, par value $0.00001 per share...........................................................................................
Depositary Shares.......................................................................................................................................
Warrants.........................................................................................................................................................
Subscription Rights...................................................................................................................................
Purchase Contracts.....................................................................................................................................
Purchase Units...............................................................................................................................................
Units (4)
Total...............................................................................................................................................................	$400,000,000		$400,000,000	$40,280

(1)

This registration statement covers up to $400,000,000 of an indeterminate principal amount or number of the securities of each identified class of securities. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $400,000,000.

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate (i) number of shares of common stock, shares of preferred stock, depositary shares, warrants, subscription rights, purchase contracts, purchase units, units, securities issuable upon exercise of such warrants or rights, and such securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions, (ii) amount of debt securities as may be sold from time to time at indeterminate prices by the registrant and (iii) number or amount of such securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution adjustment.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 9, 2015

PROSPECTUS

$400,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

Units

Triangle Petroleum Corporation may offer to sell from time to time debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts, purchase units and units.

We may offer securities at an aggregate offering price of up to $400,000,000. Our debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts, purchase units and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution.”

Our common stock is traded on the NYSE MKT under the symbol “TPLM.” On October 8, 2015, the last reported sale price of our common stock on the NYSE MKT was $1.72.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under “Risk Factors” on page 2 of this prospectus and included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings at an aggregate offering price of up to $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any such prospectus supplement or free writing prospectus together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or free writing prospectus or incorporated by reference into these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or the accompanying prospectus supplement or free writing prospectus. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement or free writing prospectus are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any relevant prospectus supplement or free writing prospectus, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement or free writing prospectus, is accurate only as of the date of the documents containing the information.

ii

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us” and “our” refer to Triangle Petroleum Corporation and its subsidiaries.

TRIANGLE PETROLEUM CORPORATION

We are an independent energy holding company with three principal lines of business: oil and natural gas exploration, development, and production; oilfield services; and midstream services.  We conduct these activities in the Williston Basin of North Dakota and Montana through the Company’s two principal wholly-owned subsidiaries and our equity joint venture:

•	Triangle USA Petroleum Corporation (“TUSA”) conducts our exploration and production operations by acquiring and developing unconventional shale oil and natural gas resources;
•	RockPile Energy Services, LLC (“RockPile”) is a provider of hydraulic pressure pumping and complementary services; and
•

Caliber Midstream Partners, L.P. (“Caliber”) is our 28.3% owned joint venture with First Reserve Energy Infrastructure Fund (“FREIF”).  Caliber provides crude oil, natural gas and fresh and produced water gathering, processing, and transportation services.

Our primary focus at TUSA is to grow our production volumes through the efficient development of our operated Bakken Shale and Three Forks drilling inventory.  We use pad drilling, which increases efficiencies while controlling costs and minimizing environmental impact.  We also use advanced completion, collection, and production techniques designed to optimize reservoir production while reducing costs.

In an effort to better control key operations, reduce costs, and retain supply chain value in the Williston Basin, which we view as a historically resource-constrained and cost-heavy basin, we formed RockPile and entered into a joint venture arrangement with FREIF to form Caliber. RockPile’s services lower our realized well completion costs and afford us greater control over completion schedules and quality control.  We expect that Caliber will reduce the cost and environmental impacts associated with trucking oil and water and reduce or eliminate the emissions generated by the flaring of produced natural gas from our operated wells.  In addition to providing services to TUSA, RockPile and Caliber are focused on growing their respective businesses through securing independent, third-party contracts.

We were incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. On May 10, 2005, we changed our name to Triangle Petroleum Corporation. On November 30, 2012, we changed our state of incorporation from Nevada to Delaware. Our principal executive office is located at 1200 17th Street, Suite 2600, Denver, Colorado 80202 and our telephone number at that address is (303) 260-7125. Our website is www.trianglepetroleum.com.  The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Important Information Incorporated by Reference”), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risks described in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

•	our future capital expenditures and performance;
•	anticipated drilling and development;
•	drilling results;
•	results of acquisitions;
•	relationships with our partners; and
•	plans for our subsidiaries.

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 in Item 1A under “Risk Factors” and the risks detailed from time to time in our future SEC reports. These forward-looking statements include, but are not limited to, statements about:

•	oil and natural gas prices;
•	substantial capital requirements and access to additional capital;
•	our indebtedness and borrowing capacity;
•	reserves assumptions;
•	potential future impairments;
•	our ability to develop or acquire additional reserves;
•	defects in title to our oil and natural gas interests;
•	reliance on third party experts and service providers;
•	potential increase in non-consenting non-operator partners;
•	challenging agreements with operators and joint venture partners;
•	our inability to control properties we do not operate;
•	government regulation and taxation of the oil and natural gas industry;
•	potential regulation affecting hydraulic fracturing;
•	environmental regulations, including climate change regulations;
•	unavailability and cost of facilities, services, raw materials, and infrastructure;

•	uninsured or underinsured risks;
•	Triangle’s ability to manage growth in its businesses;
•	lack of diversification;
•	competition in the oil and natural gas industry;
•	seasonal weather conditions;
•	unavailability of qualified personnel;
•	potential restatement of financial statements;
•	cybersecurity risks;
•	aboriginal claims;
•	the influence of significant stockholders;
•	lack of control over Caliber and potential dilution of our economic interest;
•	changes in the fair value of our derivative instruments; and
•	expiring commodity derivatives.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials filed by us at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Triangle Petroleum Corporation. The address of the SEC website is http://www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference into this prospectus is 001-34945. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2015, as filed with the SEC on April 13, 2015;
•

our quarterly reports on Form 10-Q for the fiscal quarter ended April 30, 2015, as filed with the SEC on June 8, 2015,  and for the fiscal quarter ended July 31, 2015, as filed with the SEC on September 8, 2015;

•	our current reports on Form 8-K, as filed with the SEC on February 5, 2015, April 16, 2015 (as amended on May 1, 2015), May 4, 2015, May 22, 2015, July 16, 2015, and August 3, 2015;
•

those portions of our Definitive Proxy Statement on Schedule 14A filed on May 29, 2015, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended January 31, 2015; and

•

the description of our common stock set forth in our registration statement filed on Form 8-A/A pursuant to Section 12 of the Exchange Act with the SEC on December 5, 2012, and any amendment or report filed for the purpose of updating that description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus but prior to the termination of the offering.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus.   Requests should be directed to the Chief Financial Officer at Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202 or by calling us at (303) 260-7125.

USE OF PROCEEDS

Unless we provide otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of our securities covered by this prospectus for general corporate purposes, including, but not limited to, acquisitions, capital expenditures and working capital.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

For purposes of computing the following ratios, earnings include income from operations before income taxes, adjusted for: fixed charges to the extent they affect earnings, estimated amortization of capitalized interest, interest capitalized during the period, and equity (earnings) loss of non-consolidated investments and minority interest. Fixed charges include interest expense, capitalized interest, amortized deferred loan costs, and estimates of interest within rental expenses. The ratio of earnings to fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges for each of the periods presented below as there were no preferred shares outstanding for such periods.

									Six Months Ended
	Fiscal Year Ended January 31,								July 31,
	2011		2012		2013		2014	2015	2014	2015

Ratio of Earnings to Fixed Charges	N/A	(1)	N/A	(1)	—	(2)	7.61x	4.88x	5.42x	—	(3)

(1)	There were no fixed charges for the fiscal years ended January 31, 2011 and 2012.
(2)

Earnings did not cover fixed charges during the fiscal year ended January 31, 2013. The amount of fixed charges during the fiscal year ended January 31, 2013 of $3.4 million was in excess of earnings by $14.6 million.

(3)

Earnings did not cover fixed charges during the six months ended July 31, 2015. The amount of fixed charges during the six months ended July 31, 2015 of $23.8 million was in excess of earnings by $430.6 million. Earnings of ($406.8) million for the six months ended July 31, 2015 included a non-cash impairment charge of $398.0 million.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, subscription rights, purchase contracts, purchase units and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement and any related free writing prospectus will contain the material terms of the securities being offered.  The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures, supplemental indentures, officer’s certificates or board resolutions with respect thereto are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures, supplemental indentures, officer’s certificates or board resolutions with respect thereto (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture, supplemental indenture, officer’s certificate or board resolutions with respect thereto).

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. Any debt securities designated as senior will rank equally in right of payment with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•

the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the aggregate principal amount of the debt securities and any limit on such aggregate principal amount;
•

whether the debt securities will be issued as registered securities and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;
•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue, or the method for determining dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•

if the debt securities bear interest, whether such interest shall be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;
•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;
•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;
•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or legal defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•

if  the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount”, or if a debt security is sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering the debt security at such an original issue discount, the tax effects thereof;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if the debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities will be convertible or exchangeable and the terms of any conversion or exchange provisions;
•	the forms of the debt securities; and
•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or the DGCL, our certificate of incorporation, or our “charter”, and our bylaws.

General

We are authorized to issue up to 140,000,000 shares of common stock, par value of $0.00001, and 40,000,000 shares of preferred stock, par value $0.00001. As of October 8, 2015, we had 75,658,031 shares of outstanding common stock and no shares of outstanding preferred stock.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock will not have the right to cumulate votes in elections of directors. As a result, the holders of our common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected in a particular year if they choose to do so. In such event, the holders of the remaining common stock voting for the election of directors will not be able to elect any persons to our Board of Directors.

Upon our liquidation, dissolution and winding up, the holders of our common stock are entitled to share ratably in our assets which are legally available for distribution after payment of all debts and other liabilities.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.    The outstanding shares of our common stock are, and any shares of common stock that we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable, which means that holders of our common stock will have paid their purchase price in full and we may not require them to pay additional funds.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Our common stock is currently quoted on the NYSE MKT under the symbol “TPLM.”

Preferred Stock

Our Board of Directors has the authority, without further stockholder approval, to issue 40,000,000 shares of preferred stock, par value $0.00001 per share, from time to time in one or more series and, within the limitations in our charter, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock.

The prospectus supplement relating to any series of preferred stock that we offer will include the name of any transfer agent for that series and the specific terms relating to the offering, including, among others:

•	dividend rights;
•	voting powers;
•	conversion and exchange rights;
•	redemption rights;
•	liquidation preferences; and
•	other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The terms of any series of preferred stock offered under a prospectus supplement may differ from the terms described in this prospectus.

Holders of our preferred stock do not have preemptive rights.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments or payments upon liquidation.

Shares of preferred stock could be issued in a financing in which investors purchase preferred stock with rights, preferences and privileges that may be superior to those of our common stock. We could also use the authorized preferred stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments.

Our Board of Directors has represented that it will not, without prior stockholder approval, approve the issuance or use of any of the preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan. Within these limits, as well as others imposed by applicable law and the NYSE MKT rules, our Board of Directors may approve the issuance or use of preferred stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of us more difficult or costly, as could also be the case if our Board of Directors were to issue additional shares of common stock.

Business Combinations

Under the DGCL the approval by the affirmative vote of the holders of a majority of the outstanding stock (or, if the certificate or articles of incorporation, as the case may be, provides for more or less than one vote per share, a majority of the votes of the outstanding stock) of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all the corporation’s assets to be consummated. Our charter does not provide for a required vote that is different than is required in its respective jurisdiction.

State Takeover Legislation

DGCL Section 203 (the “Delaware Business Combination Law”), in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•

at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof, a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the Company of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at anytime within three years immediately prior to the relevant date, or the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions of the Delaware Business Combination Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to the Delaware Business Combination Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not opted out of the Delaware Business Combination Law.

Appraisal or Dissenter’s Rights

Under the DGCL, except as otherwise provided by the DGCL, stockholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation. However, except as otherwise provided by the DGCL, stockholders do not have appraisal rights in a merger or consolidation if, among other things, their shares are:

•	listed on a national securities exchange; or
•	held of record by more than 2,000 stockholders;

and, in each case, the consideration such stockholders receive for their shares in a merger or consolidation consists solely of:

•	shares of stock of the corporation surviving or resulting from such merger or consolidation;
•

shares of stock of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•	cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or
•	any combination of shares of stock and cash in lieu of fractional shares described in the three immediately preceding bullet points.

Amendments to Charter

Under the DGCL, unless a corporation’s certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the voting power of the outstanding stock of each class entitled to vote thereon. Our charter does not require a greater vote. The approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required under the DGCL to approve a proposed amendment to a corporation’s certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class (except as provided in the last sentence of this paragraph), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of stock does not differ from its adverse effect on the powers, preferences or special rights of any other series of stock would not entitle such series to vote as a class separately from the other series of stock. The authorized number of shares of any class of stock may be increased or decreased (but not below the number of shares of such class outstanding) by the requisite vote described above if so provided in the original certificate of incorporation or in any amendment thereto that created such class of stock or that was adopted prior to the issuance of any shares of such class, or in an amendment authorized by a majority vote of the holders of shares of such class. Our charter does not include any provision requiring greater than a majority of votes to amend our charter, other than provisions relating to (i) amending the bylaws; (ii) removing directors from office; (iii) stockholder action by written consent; (iv) calling a special meeting of stockholders; (v) the number of directors fixed by the bylaws; or (vi) amending the charter, each of which requires approval by 66 2/3% of the voting power of the shares entitled to vote in connection with the election of directors.

Amendments to Bylaws

Under the DGCL, the power to adopt, alter and repeal bylaws of a corporation is vested in its stockholders, except to the extent that a corporation’s certificate of incorporation vests concurrent power in the board of directors or the bylaws state otherwise. Both our charter and our bylaws may be altered or amended by a majority vote of our Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote in connection with the election of directors.

Stockholder Action

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than a majority of the voting power or the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. Our charter provides that stockholder action by written consent can only be taken if the consent is signed by all the holders of our outstanding common stock entitled to vote thereon.

Under the DGCL, directors of a corporation are generally elected by a plurality of the votes cast by the stockholders entitled to vote at a stockholders’ meeting at which a quorum is present. Our bylaws provide that a nominee for director may be elected to our Board of Directors only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (commonly referred to as “majority voting”), except where the number of nominees exceeds the number of directors to be elected, in which case directors shall be elected by a plurality of the votes cast. We have also adopted a policy requiring incumbent directors who do not receive a majority vote in an uncontested election (i.e., where the number of nominees is the same as the number of directors to be elected) to tender his or her resignation to the Nominating and Corporate Governance Committee, which will then make a recommendation to our entire Board of Directors as to whether to accept or reject the resignation based on factors deemed relevant by the Nominating and Corporate Governance Committee including, without limitation, the stated reason or reasons why stockholders voted against such director’s re-election, the qualifications of the director (including, for example, whether the director serves on the audit committee of our Board of Directors as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the audit committee in such capacity), and whether the director’s resignation from our Board of Directors would be in the best interests of the company and its stockholders. A copy of the form of director resignation policy is attached as Annex D to our Definitive Proxy Statement filed with the SEC on October 15, 2012.

With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the statute or the corporation’s certificate of incorporation, if a quorum exists, action on any matter is generally approved by the stockholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. In the case of a merger, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is required under the DGCL.

Our bylaws provide that matters brought before the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such matter, voting as a single class.

Quorum

Our bylaws provide that one-third of the outstanding shares, present in person or represented by proxy, will constitute a quorum at the meeting.

Nomination Procedures and Stockholder Proposals

Our bylaws require that nominations (other than by our Board of Directors or a nominating committee) for the election of directors at a meeting of stockholders must be made by written notice, delivered or mailed by us first class mail not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Special Stockholder Meetings

The DGCL provides that a special meeting of stockholders may be called by our Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. Our charter and bylaws provide that a special meeting of stockholders may be called by the Chairman of the Board, the President, the Secretary or any Assistant Secretary and shall be called by any such officer at the request in writing of our Board of Directors or a committee designated by our Board of Directors. Our charter specifically denies stockholders the ability to call a special meeting of stockholders. The DGCL and our bylaws require that a notice of stockholders meeting be delivered to stockholders not less than ten (10) days nor more than sixty (60) days before the meeting. The notice must state the place, if any, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date of determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and the purpose for which the meeting is called.

Size of Our Board of Directors; No Classification of Our Board of Directors

The DGCL permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The DGCL permits the certificate of incorporation of a corporation or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. Our charter and our bylaws do not provide for a classified board. The DGCL also permits the certificate of incorporation to confer upon holders of any class or series of stock the right to elect one or more directors to serve for such terms and have such voting powers as are stated in the certificate of incorporation, and the terms of office and voting powers of directors so elected may be greater or less than those of any other director or class of directors. No such provisions are contained in our charter. Our bylaws provide for a board of directors of not less than three or more than fifteen members, to be elected for a one-year term. Within this range, the exact number of directors may be fixed from time to time by resolution of our Board of Directors.

Removal of Directors

Unless the certificate of incorporation provides otherwise, the DGCL provides that a director or directors may be removed with or without cause by the holders of a majority in voting power of the shares then entitled to vote at an election of directors, except that members of a classified board of directors may be removed only for cause. Our charter provides that any director or the entire Board of Directors may be removed from office only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

Vacancies

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. In addition, if, at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

Our bylaws provide that any vacancies on our Board of Directors caused by death, resignation, removal or otherwise and newly created directorships resulting from an increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Our bylaws also provide that any directors chosen to fill a vacancy on our Board of Directors or newly created directorships will serve for the remainder of the full term of the class for which such director was chosen and until his successor shall be duly elected and shall have qualified.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under one or more depositary agreements between us and a bank or trust company that meets certain requirements and is selected by us (the “bank depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares, which will be filed with the SEC if we offer depository shares. For more information on how you can obtain copies of any depositary agreement and the depositary receipts if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares and any applicable prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within sixty (60) days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of debt securities, preferred stock, common stock,  subscription rights, units or other securities of the types described in this prospectus. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which such right to exercise will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of debt securities, preferred stock, common stock, subscription rights, units or other securities of the types described in this prospectus at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt securities, preferred stock, common stock or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining outstanding warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock,  preferred stock, debt securities, warrants, units or other securities of the types described in this prospectus. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the security holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement and any related free writing prospectus will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each common share, preferred share, debt security, warrant, unit or other security upon the exercise of the subscription rights;
•	the number of subscription rights issued to each security holder;
•	the number and terms of each common share, preferred share, debt security, warrant, unit or other security which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock,  preferred stock, debt securities or other securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the securities described in this prospectus, in any combination, including, without limitation, the stock purchase units described above or other units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units or the unit or other agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other material provisions of the units or governing unit or other agreement, if any.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers;
•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	at-the-market offerings through a broker-dealer acting either on a principal or agency basis;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers, agents or direct purchasers and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers and other items constituting dealers’ compensation; and
•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. We may grant to the underwriters an option to purchase additional offered securities, including to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement.  Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE MKT. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for the listing of securities other than common stock on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of securities, the underwriters may purchase and sell such securities (or any securities issuable upon conversion, exchange or exercise, as the case may be, thereof) in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of securities in excess of the amount or number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of securities made in a number or amount up to the number or amount of securities represented by the underwriters’ over-allotment option. In determining the source of securities to close out the covered syndicate short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the securities in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of securities in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of securities in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or the FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, will pass upon the validity of the offered securities for us. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Triangle Petroleum Corporation and subsidiaries as of January 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of January 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information contained in the documents we incorporate by reference in this prospectus with respect to the oil and natural gas reserves associated with our oil and natural gas prospects is derived from the audit reports of Cawley, Gillespie & Associates, Inc., an independent petroleum and natural gas consulting firm, and has been incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such reports and in giving such reports.

$400,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

Units

PROSPECTUS

                          ,  2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (except the SEC Registration Fee) are estimated to be as follows:

Amount to be paid*
SEC Registration Fee	$40,280
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	100,000
Printing Expenses	25,000
Trustee, Transfer Agent and Registrar Fees	10,000
Miscellaneous Expenses	10,000
Total	$210,280

*Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15.Indemnification of Directors and Officers.

Except to the extent indicated below, there is no charter provision, bylaw, contract, arrangement or statute under which any of our controlling persons, directors or officers are insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Pursuant to Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

•	by a majority of the disinterested directors, even though less than a quorum;
•	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;
•	if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or
•	by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

Our charter provides that we shall have the power to indemnify our directors, officers, employees and agents to the fullest extent permitted by Section 145 of the DGCL. Our bylaws provide that our officers and directors shall be indemnified to the fullest extent permitted by applicable law, and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. Payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

The DGCL provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	violation of certain provisions of the DGCL;
•	any transaction from which the director derived an improper personal benefit; or
•	any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Our charter provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for the actions described above.

Item 16.Exhibits.

See the Exhibit Index which is incorporated herein by reference.

Item 17.Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided,  however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 9, 2015.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Jonathan Samuels
Jonathan Samuels
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Samuels and Justin Bliffen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Samuels	President & Chief Executive Officer	October 9, 2015
Jonathan Samuels	(principal executive officer) and Director

/s/ Justin Bliffen	Chief Financial Officer	October 9, 2015
Justin Bliffen	(principal financial officer)

/s/ Douglas Griggs	Chief Accounting Officer	October 9, 2015
Douglas Griggs	(principal accounting officer)

/s/ Peter Hill	Chairman of the Board	October 9, 2015
Peter Hill

/s/ Roy Aneed	Director	October 9, 2015
Roy Aneed

/s/ Gus Halas	Director	October 9, 2015
Gus Halas

/s/ Randal Matkaluk	Director	October 9, 2015
Randal Matkaluk

/s/ Brian Minnehan	Director	October 9, 2015
Brian Minnehan

EXHIBIT INDEX

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement.

4.1	**	Form of Indenture.

4.2	**	Form of Debt Security.

4.3	*

Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 3, 2012 and incorporated herein by reference.

4.4	*	Form of Preferred Stock Certificate.

4.5	*	Form of Deposit Agreement (including form of Depositary Receipt).

4.6	*	Form of Warrant Agreement (including form of Warrant Certificate).

4.7	*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.8	*	Form of Purchase Contract (including form of Purchase Contract Certificate).

4.9	*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).

4.10	*	Form of Unit Agreement (including form of Unit Certificate).

5.1	**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	**	Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of KPMG LLP.

23.2	**	Consent of Cawley, Gillespie & Associates, Inc.

23.3	**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on the signature page hereto).

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

*To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**Filed herewith.